UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 22, 2011
Date of Report (date of earliest event reported)

VALENCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12303 Technology Boulevard,
Suite 950
Austin, Texas  78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 22, 2011, Valence Technology, Inc. (the “Company”) entered into an Amendment No. 3 to At Market Issuance Sales Agreement (the “Amendment”) with Wm Smith & Co., as sales agent (the “Sales Agent”), which Amendment amended the terms of that certain At Market Issuance Sales Agreement dated February 22, 2008 (the “Sales Agreement”) between the Company and the Sales Agent, the form of which was filed with the Securities and Exchange Commission under a report on Form 8-K dated February 22, 2008, as previously amended by Amendment No. 1 thereto dated July 2, 2009, the form of which was filed with the Securities and Exchange Commission under a report on Form 8-K dated July 6, 2009 and Amendment No. 2 thereto dated December 30, 2010, the form of which was filed with the Securities and Exchange Commission under a report on Form 8-K dated December 30, 2010.

The Amendment provides, among other things, that the shares of the Company’s common stock that remain available to be sold under the Sales Agreement as of January 22, 2011 will be registered under the Company’s new registration statement on Form S-3 (File No. 333-171663), which replaces the Company’s registration statement on Form S-3 (File No. 333-148632) that expired on January 22, 2011, the third anniversary of its initial effective date.

The summary of the terms of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
Exhibit 10.1	Amendment No. 3 to At Market Issuance Sales Agreement, dated January 22, 2011, by and between Valence Technology, Inc. and Wm Smith & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2011	VALENCE TECHNOLOGY, INC. By: /s/ Ross A. Goolsby Ross A. Goolsby Chief Financial Officer

EXHIBIT INDEX

Exhibit 5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
Exhibit 10.1	Amendment No. 3 to At Market Issuance Sales Agreement, dated January 22, 2011, by and between Valence Technology, Inc. and Wm Smith & Co.